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                                                                   Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of Pacer International, Inc. of our report dated March 14, 2000, except for information regarding the reclassification in 2000 as described in Note 1, as to which the date is November 3, 2000, relating to the consolidated financial statements of Pacer International, Inc., our report dated March 14, 2000 relating to the consolidated financial statement schedule of Pacer International, Inc., our report dated November 22, 2000 relating to the combined financial statements of Conex Global Logistics Services, Inc., MSL Transportation Group, Inc. and Jupiter Freight, Inc., and our report dated March, 24, 2000 relating to the consolidated financial statements of Rail Van, Inc., as of December 31, 1999 and for the year then ended which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
December 22, 2000